UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2025
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EQT Exeter Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)
Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19087
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (610) 828-3200

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On June 26, 2025, EQT Exeter Real Estate Income Trust, Inc. (the “Company”) issued an aggregate of 34,560 unregistered restricted shares of Class E common stock, $0.01 par value per share, with a grant date fair value of $11.14 per share, to the Company’s four independent directors as compensation for their services pursuant to the Company’s Independent Director Compensation Plan. The issuance of restricted shares to the Company’s four independent directors amounted to an award of $96,249.60 to each director, or $384,998.40 in the aggregate. The shares were issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The restricted shares of Class E common stock will vest (i) on the one-year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or (ii) upon the earlier occurrence of his or her termination of service due to his or her death, disability or, if approved by the board of directors, upon a change of control of the Company or for “good reason.”

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Because 2,114,328 shares of the Company’s common stock, or approximately 65.66% of the 3,219,652 total shares of the Company’s common stock entitled to vote at the Annual Meeting, were present online or by proxy, a quorum was present at the Annual Meeting, as required by the Company’s bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors
The following seven individuals were elected to the Company’s board of directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Henry Steinberg	1,280,299	38,293	445,436	350,300
J. Peter Lloyd	1,282,530	33,227	448,271	350,300
Ali Houshmand	1,284,806	38,293	440,929	350,300
Alan Feldman	1,285,365	33,227	445,436	350,300
Mary Beth Morrissey	1,282,530	33,227	448,271	350,300
Gary Reiff	1,282,530	33,227	448,271	350,300
Peter Rodriguez	1,282,530	33,227	448,271	350,300

Proposal 2 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025

The appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified.

Votes For	Votes Against	Votes Abstained
2,074,226	30,383	9,719

Item 7.01 Regulation FD Disclosure.

June 2025 Distributions

On June 30, 2025 (the “Record Date”), the Company declared distributions for each outstanding class of its common stock in the amount per share set forth below:

June 30, 2025
Record Date Distribution
Class E Common Stock	$0.04326
Class I Common Stock	$0.04326
Class A-I Common Stock	$0.04326
Class A-II Common Stock	$0.04326

As of the Record Date, the Company had no outstanding shares of Class T, Class S, or Class D common stock. The distributions are payable to stockholders of record immediately following the close of business on the Record Date set forth above. These distributions will be paid on or about July 10, 2025 and will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 30, 2025	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director (Principal Financial Officer)